UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14-101)
Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Gottschalks Inc.
(Name of Registrant as Specified in its Charter)

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Note: PDF provided as a courtesy

GOTTSCHALKS INC.
7 River Park Place East
Fresno, California 93720
(559) 434-4800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: June 28, 2006 Time: 10:00 a.m., Pacific Daylight Time
Place: Gottschalks Inc. corporate headquarters located at 7 River Park Place East, Fresno, California

Matters to be voted on:

1. Election of eleven members of the Board of Directors; and
2. Any other matters properly brought before the stockholders at the meeting.

By order of the Board of Directors,

Joe Levy
Chairman

Fresno, California
May 26, 2006

PROXY STATEMENT

Your vote at the annual meeting is important to us. You may vote your shares via the Internet by accessing the voting site shown on your proxy card, by telephone by calling the toll-free number shown on your proxy card, by mail using the proxy card, or in person by attending and voting at the meeting.

This proxy statement has information about the annual meeting and was prepared by the Company's management for the Board of Directors. This proxy statement and the accompanying proxy card are being first mailed to stockholders on or about May 26, 2006.

Questions and Answers About Voting

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on April 29, 2006, the record date for our meeting. A total of 13,383,524 shares of common stock can vote at the annual meeting. You have one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

You have four voting options:

INTERNET: You can vote over the Internet at the web address shown on your proxy card. Internet voting is available 24 hours per day. If you have access to the Internet, we encourage you to vote this way. IF YOU VOTE OVER THE INTERNET, DO NOT RETURN YOUR PROXY CARD.

TELEPHONE: You can vote by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours per day. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. IF YOU VOTE OVER THE TELEPHONE, DO NOT RETURN YOUR PROXY CARD.

PROXY CARD: You can vote by mail by signing, dating and mailing your proxy card in the postage-paid envelope provided. Follow the instructions on the enclosed proxy card to vote on the proposal to be considered at the annual meeting. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on the proposal, the proxyholders will vote for you on the proposal. Unless you instruct otherwise, the proxyholders will vote for each of the eleven director nominees.

VOTE IN PERSON: You can attend the Annual Meeting and vote at that meeting.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote?

Yes. At any time before the vote on a proposal, you can change your vote. If you originally voted by Internet or telephone, merely access the website or call the toll-free telephone number originally used, and follow the instructions to change your vote. If you originally voted by mail, you may change your vote either by giving the Company's secretary a written notice revoking your proxy or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You also may attend the annual meeting and revoke your proxy card at that meeting. Your attendance alone does not automatically revoke your proxy card.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank, or other nominee, your shares are held in "street name" and that party should give you instructions for voting your shares. The availability of Internet and telephone voting depends on that party's voting process. Please follow the instructions on the voting instruction form they send you.

If you are a participant in the Gottschalks Inc. Retirement Savings Plan (the "401(k) Plan"), you will receive separate voting instructions from the trustee of the 401(k) Plan. Internet and telephone voting will not be available to you. Please follow the instructions on the voting instruction form they send to you.

How are votes counted?

We will hold the annual meeting, if holders of a majority of the shares of common stock entitled to vote are represented at the annual meeting, in person or by proxy. If you properly executed your proxy, your shares will be counted to determine whether we have a quorum, even if you abstain or fail to vote on the proposal listed on the proxy card.

"Broker non-votes" will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal. A "broker non-vote" occurs with respect to a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares, and no instruction is given.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this. We also have asked registered banks and brokers to forward copies of these materials to shareholders for whom they act as nominees at our expense.

MANAGEMENT PROPOSAL
Election of Directors

The entire Board of Directors, consisting of eleven members, will be elected at the annual meeting. The eleven nominees receiving the highest number of votes will be elected. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting. All of the nominees are currently directors of the Company.

At the annual meeting, the persons named in this proxy statement will be nominated as directors. Each of the nominees has agreed to be named in this proxy statement and to serve as director if elected. Although we know of no reason why one or more of these nominees might not be able to serve, the Board of Directors will propose a substitute nominee if any nominee is not available for election. Biographical information regarding each of the nominees is presented below. The ages listed for the nominees are as of March 31, 2006.

Nominee Biographies

Joe Levy Director since 1986

Joe Levy, age 74, the Chairman of the Company, has been the Chairman of the Board of the Company since 1986 and has served the Company and its predecessor and former subsidiary since 1956. From 1986 until 1999, he was also Chief Executive Officer of the Company. Prior to taking on his current role with the Company, Mr. Levy served the Company's predecessor and former subsidiary as Chairman and Chief Executive Officer from 1982 through 1986 and as Executive Vice President from 1972 through 1982. Mr. Levy serves on the Board of Directors of the National Retail Federation. He was formerly Chairman of the California Transportation Commission and served on the Executive Committee of Frederick Atkins, Inc. and the Board of Directors of Community Hospitals of Central California. He has also served on numerous other state and local commissions and public service agencies. Mr. Levy is the husband of Mrs. Sharon Levy.

James R. Famalette Director since 1997

James R. Famalette, age 53, became President and Chief Executive Officer of the Company in 1999 after serving as President and Chief Operating Officer since 1997. Prior to joining the Company, Mr. Famalette was President and Chief Executive Officer of Liberty House, a department and specialty store chain based in Honolulu, Hawaii, from 1993 through 1997. Mr. Famalette served in a variety of other positions with Liberty House from 1987 through 1993, including Vice President, Stores and Vice President, General Merchandise Manager. From 1975 through 1987, he served in various senior management positions with Village Fashions/Cameo Stores and Colonies, a specialty store chain.

Joseph J. Penbera Director since 1986

Joseph J. Penbera, age 59, is Professor of Business at California State University, Fresno, where he formerly served as Dean of The Craig School of Business. He also serves as a director of Blast Energy Services, Inc., an energy technology firm. Dr. Penbera is President of Economist USA, Inc. and is a former economist for Cal Bank & Trust, as well as other financial institutions. Dr. Penbera is also a director of Rug Doctor, L.P. and has served in that capacity since 1986.

Sharon Levy Director since 1986

Sharon Levy, age 72, was a director of the Company's predecessor and former subsidiary from 1982 until the time the Company was formed in 1986. She retired from service as an elected member of the Board of Supervisors of Fresno County in 2000, after serving on that board since 1975, including serving as Chairman in 1980, 1985, 1990, 1995 and 1999. Mrs. Levy also serves on numerous other public service agencies. Mrs. Levy is the wife of Mr. Joe Levy.

Frederick R. Ruiz Director since 1992

Frederick R. Ruiz, age 63, is the Chairman and co-founder of Ruiz Food Products, Inc., a privately held frozen food company based in Dinuba, California. He has held the position of Chairman for the last six years. Mr. Ruiz serves on the Board of Directors of McClatchy Newspapers, The California Chamber of Commerce, Blast Energy Services and is a Regent for the University of California.

O. James Woodward III Director since 1992

O. James Woodward III, age 70, has been an attorney in the private practice of law in Fresno, California since 1977. He has served as corporate counsel for several public corporations and was Executive Vice President of Glenfed, Inc. from 1988 through 1991. He is now Of Counsel with Baker, Manock & Jensen. In addition to a private law practice, Mr. Woodward has had experience with financial institutions and in real estate development in California. He currently serves on the Boards of Governors of the California State University, Fresno Foundation and the Fresno Regional Foundation, and is Chairman of the Board of Directors of Blast Energy Services, Inc.

Jorge Pont Sánchez Director since 1998

Jorge Pont Sánchez, age 68, has been Assistant to the Chairman and International Division Director of El Corte Inglés since 1997. With the exception of the period from 1997 through 1998, he has also been the President and Chief Executive Officer of The Harris Company ("Harris") since 1982. Mr. Pont Sánchez is President of Sephora Cosméticos España, serves on the Boards of Directors of World Wide Retail Exchange, Iberia Líneas Aéreas de España, Parque Temático de Madrid (Warner Bros. Park), Marco Polo Investments and Fundación Ramón Areces and is past President of the International Association of Departments Stores.

James L. Czech Director since 2002

James L. Czech, age 66, is President of The James L. Czech Company, LLC, a position he has held since August 2002. From 1993 through July 2002, Mr. Czech was President, Development Group of Urban Retail Properties Co., at the time the nation's largest third-party retail property management company. Also, from 1993 through 2000, Mr. Czech was Executive Vice President of Urban Shopping Centers, Inc. From 1983 to 1993, he served as President, Development Group of JMB Retail Properties Co.. From 1981 to 1983, Mr. Czech was Senior Vice President and Chief Financial Officer of Federated Stores Realty, Inc., the shopping center subsidiary of Federated Department Stores, Inc. Prior to 1981, he held senior level positions with various companies in the shopping center industry. Mr. Czech is an Advisor to Caltrans Equity Partners II, LP and serves on the College of Commerce Advisory Council of DePaul University and the Development Council of The Chicago Province of The Society of Jesus. He is a certified public accountant.

Thomas H. McPeters, Esq. Director since 2002

Thomas H. McPeters, Esq., age 69, is a senior partner in the law firm of McPeters McAlearney Shimoff & Hatt, and is Chief Financial Officer and Secretary and a member of the Board of Directors of Harris.

Dale D. Achabal Director since 2004

Dale D. Achabal, age 60, is the L.J. Skaggs Distinguished Professor and Associate Dean for Research & Development at Santa Clara University. He is also the Director of the Retail Management Institute and the Retail Workbench Research & Education Center, sponsored by a consortium of leading retailers from around the world. He has presented papers at industry and professional conferences throughout the U.S., Europe and Asia Pacific, and is on the CIO Council of the National Retail Federation. Dr. Achabal is a regular lecturer and consultant to a variety of organizations in the areas of retail revenue management and multi-channel retail strategies. He also serves on the Board of Directors of RivalWatch and Goodwill Industries of Silicon Valley.

Philip S. Schlein Director since 2005

Philip S. Schlein, age 71, has been a partner of US Venture Partners, a venture capital firm since 1985. From 1974 to 1985 he was the President and CEO of Macys California and began his retail career in 1957 with R. H. Macy, Inc. Mr. Schlein served on the Board of Directors of Apple Computer from 1979 to 1987 and currently serves on the Boards of Directors of Catalist, Specialtys, Auction Drop, Sound ID, and Oakville Grocery.

Agreements With Nominees

Mr. Famalette. Under the terms of Mr. Famalette's employment agreement, the Company must cause Mr. Famalette to continue to be elected as a member of the Board of Directors during his term of employment. (See "Employment and Severance Agreements -- Employment Agreement.")

Mr. Pont Sánchez and Mr. McPeters. The Company, Mr. Joseph Levy, Mr. Bret Levy, El Corte Ingles and Harris are parties to a Stockholders' Agreement. Pursuant to the First Amendment to the Stockholders' Agreement, El Corte Ingles and Harris nominated Mr. Pont Sánchez and Mr. McPeters to the Gottschalks Board.

On August 20, 1998, the Company acquired substantially all of the assets and business of Harris pursuant to an Asset Purchase Agreement entered into with Harris and El Corte Ingles. Mr. Pont Sánchez is the President and Chief Executive Officer of Harris and is the International Division Director of El Corte Ingles. Mr. McPeters is the Chief Financial Officer and Secretary of Harris. As consideration for such assets and business, Gottschalks issued to Harris 2,095,900 shares of Gottschalks common stock and an 8% Non-Negotiable Extendable Subordinated Note, and assumed certain liabilities. As a condition to closing the acquisition, on the same day:

  Gottschalks, Harris, El Corte Ingles, Joseph Levy and Bret Levy entered into a Stockholders' Agreement (described below),

  Gottschalks and Harris entered into a Registration Rights Agreement granting Harris certain rights to participate in a registration statement filed by Gottschalks with the Securities and Exchange Commission, and

  Gottschalks and El Corte Ingles entered into a Standstill Agreement restricting El Corte Ingles' activities as an owner (through Harris) of Gottschalks common stock.

In the Stockholders' Agreement, El Corte Ingles, Harris, Joseph Levy and Bret Levy agreed, among other things, to do the following for the term of the Stockholders' Agreement:

  Initially, cause two El Corte Ingles nominees to be added to the Gottschalks Board. As a result, Mr. Álvarez Álvarez and Mr. Pont Sánchez were added to the Gottschalks Board during fiscal 1998. Upon the resignation of Mr. Álvarez Álvarez in September 2002, Mr. McPeters was added to the Gottschalks Board.

  Cause the Gottschalks Board to be structured to consist of not more than eleven members, of which two members will be El Corte Ingles nominees and the remaining nine members will be management nominees and independent nominees. Joe Levy chooses the management nominees from management or persons affiliated with management.

  Vote all Gottschalks common stock they own or have the power to vote in favor of the El Corte Ingles nominees, the management nominees and the independent nominees. Gottschalks also agreed to solicit proxies in favor of such nominees.

The Stockholders' Agreement provides for the El Corte Ingles nominees to be increased or decreased as a result of changes in the amount of Gottschalks common stock that El Corte Ingles owns (through Harris) as follows:

Impact of Changes In Ownership of Gottschalks' Outstanding Common Stock or Disposal of Common Stock (In Either Case Fully Diluted)	Change to Number of El Corte Ingles Nominees	Change to Size of Board
El Corte Ingles, directly or indirectly, beneficially owns at least 30% of common stock	Increased to 3	Increased to 12
El Corte Ingles disposes of more than 700,000 shares of common stock or El Corte Ingles and its affiliates beneficially own less than 10% of common stock	Decreased to 1	Decreased by number of El Corte Ingles nominees that must resign
El Corte Ingles disposes of more than 1,350,000 shares of common stock or El Corte Ingles and its affiliates beneficially own less than 5% of common stock	Decreased to 0	Decreased by number of El Corte Ingles nominees that must resign

The Stockholders' Agreement also:

  provides for proportional adjustments to the number of El Corte Ingles nominees in the event of an increase in the Board size (other than as the result of an acquisition transaction approved by the Board), contains other agreements between the parties regarding voting on change in control transactions and participation by Mr. Levy's family in a Gottschalks registration statement, and includes a non-compete agreement from Harris and El Corte Ingles.

The Stockholders' Agreement term (other than the provisions relating to restrictions on transfer by Harris of its shares, which terminated on August 20, 2003) lasts until the date El Corte Ingles is no longer entitled to nominees on the Gottschalks Board. The Standstill Agreement was terminated on December 7, 2004. Gottschalks has previously filed the Stockholders' Agreement, the First Amendment to the Stockholders Agreement, the 8% Non-Negotiable Extendable Subordinated Note, the New Non-Negotiable Subordinated Note, the Registration Rights Agreement, the Standstill Agreement, and the Termination of the Standstill Agreement with the Securities and Exchange Commission.

If a quorum is present, the eleven nominees for director receiving the highest number of votes will be elected.

The Board of Directors of the Company recommends that you vote for the nominees listed above. If you send in your proxy (either by Internet, telephone or by mail), it will be voted in favor of these nominees unless you specify otherwise.

BOARD OF DIRECTORS

Meetings of the Board of Directors

During the fiscal year ended January 28, 2006 ("fiscal 2005"), the Board of Directors held 4 meetings. Each director attended, either in person or by telephone, at least 75% of the Board meetings and meetings of Board Committees that he or she was eligible to attend. The Board of Directors have affirmatively determined that a majority of the Board of Directors have no material relationship with the Company and are therefore independent under the standards of the New York Stock Exchange. One director could not attended last year's annual meeting, but the Company does not currently have a policy with regard to Board members' attendance at annual meetings.

Committees of the Board. The Board of Directors has three principal committees. All members of the three committees are independent under the standards of the New York Stock Exchange and, with respect to the Audit Committee, the rules of the Securities and Exchange Commission ("SEC"). All three committees have written charters which are available upon written request to the Company at 7 River Park Place East, Fresno, California 93720 and are available at the Company's website at http://www.gottschalks.com. The following chart describes the function and membership of each committee and the number of times it met in the fiscal year ended January 28, 2006.

Audit Committee - 4 Meetings

Function	Members

  Review report of independent registered public accounting firm

  Review scope of annual audit and quarterly reviews by independent registered public accounting firm

  Engage, oversee and, where appropriate, replace the external auditors

  Evaluate independence of independent registered public accounting firm

  Oversee internal accounting and control systems

  Review with management and auditors accounting and financial reporting requirements and practices affecting the Company

  Evaluate and oversee internal audit staff
Joseph J. Penbera, Chairman James L. Czech O. James Woodward III Dale D. Achabal

The Board of Directors had determined that Joseph J. Penbera is an "audit committee financial expert," as defined in the applicable rules of the SEC.

Compensation Committee - 4 Meetings

Function	Members
Review and approve executive compensation and employment agreements Review and approve bonuses, incentive stock option awards and stock option grants	O. James Woodward III, Chairman Joseph J. Penbera Frederick R. Ruiz Philip S. Schlein

Governance/Nominating Committee - 4 Meetings
Function	Members

  Review qualifications of and nominate candidates for Board of Directors (other than those nominated by stockholders)

  Formalize and revise the Company's corporate governance policies and practices, including recommending to the Board of Directors Corporate Governance Guidelines

  Monitor the Company's compliance with the policies and the Corporate Governance Guidelines (the Corporate Governance Guidelines are available at http://www.gottschalks.com)
James L. Czech, Chairman Dale D. Achabal Frederick R. Ruiz Philip S. Schlein

The Governance/Nominating Committee will consider recommending persons identified by stockholders of the Company if a written recommendation is timely received by the Company's secretary. Such a recommendation must be received no later than the last day that a stockholder would be permitted to nominate an individual for election as a director pursuant to the Company's Bylaws (See "Future Stockholder Proposals and Nominations") and such written recommendation must contain at least the same information with respect to such person as required by the Bylaws. There are no differences in the manner in which the Governance/Nominating Committee evaluates a candidate that is recommended for nomination by a stockholder.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for election as directors at the Annual Meeting.

Communication with the Board of Directors

Any shareholder who wishes to communicate with the Board of Directors should direct their correspondence addressed to the Board or an individual Board member, to the office of the Internal Audit, Gottschalks Inc., 7 River Park Place East, Fresno, and CA., 93720. Such shareholder communication will be directed to the intended Director or Directors.

Compensation of Directors

The following table sets forth amounts paid to each of the non-employee directors during fiscal 2005.

Director Compensation for Fiscal Year 2005

	Cash Compensation			Security Grants
Name	Annual Retainer Fees ($) (1)	Meeting Fees ($) (2)	Other Fees ($)(3)	Number of Shares (#)(4)	Securities Underlying Options (SARS) (#) (4)
Joseph J. Penbera Sharon Levy Frederick R. Ruiz O. James Woodward III James L. Czech Thomas H. McPeters Jorge Pont Sánchez Dale D. Achabal Philip S. Schlein	32,333 0 24,333 30,333 30,333 0 0 24,333 16,000	8,000 4,000 10,000 8,000 10,000 4,000 3,000 9,000 6,000	4,107 0 0 4,950 3,942 3,153 4,376 408 505	11,000 0 11,000 11,000 11,000 0 0 11,000 10,000	0 0 0 0 0 0 0 0 0

(1) The six outside directors who are neither officers nor affiliates of the Company received a monthly stipend during fiscal 2005. As chairmen of the Audit, Compensation and Governance Committees, Joseph J. Penbera, O. James Woodward III and James L. Czech, respectively, received $2,500 per month, and all other outside directors received $2,000 per month, plus an adjustment to the monthly stipend received for January of the prior fiscal year. The Board approved a fee increase to $3,000 per month as of October 1, 2005, for Joseph J. Penbera, as Chairman of the Audit Committee. Philip S. Schlein was nominated to the Board of Directors in May 2005.

(2) The nine non-employee directors received $1,000 for each meeting of the Board and for each Committee meeting attended and $1,000 for each special purpose meeting of the Board held telephonically.

(3) The Company reimburses non-employee directors for certain costs incurred in attending meetings of the Board and in performing Board duties. Such expense reimbursements typically include meals, transportation costs, overnight hotel expenses and fees for director education programs. Amounts indicated for Mr. Pont Sánchez are paid directly to El Corte Ingles.

(4) The six outside directors indicated who are neither officers nor affiliates of the Company received grants of options in fiscal 2005 under the 2005 Stock Option Plan. Mr. Schlein was nominated to the Board of Directors in May 2005. There were no individual grants of options in tandem with stock appreciation rights ("SARS") or freestanding SARS made during fiscal 2005.

COMMITTEE REPORTS

Audit Committee Report

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any filing by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, unless we specifically state otherwise.

The Audit Committee of Gottschalks Inc. (the "Audit Committee") is composed of independent directors and operates under a written charter adopted by the Board of Directors. The written charter was revised and adopted during 2003. The current members of the Audit Committee are Joseph J. Penbera (Chairman), Dale D. Achabal, James L. Czech and O. James Woodward III. The members of the Audit Committee meet the standards of independence and other qualifications required by the New York Stock Exchange and the Securities and Exchange Commission.

The Audit Committee assisted the Board in fulfilling its oversight responsibilities. The Audit Committee reviewed the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations. The Audit Committee also provides an open avenue of communication among the external auditors, management, internal audit and the Board. To effectively perform his or her role, each Audit Committee member has an understanding of the responsibilities of Audit Committee membership, as well as the Company's business, operations, and risks.

Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In fulfilling the Audit Committee's responsibilities, the Audit Committee met and held various discussions with management and the independent registered public accounting firm, including meetings conducted prior to the issuance of quarterly and annual earnings to the public. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees."

The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

Based upon the Audit Committee's discussion with management and the independent registered public accounting firm and the Audit Committee's review of the report of the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors approve the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended January 28, 2006.

This Audit Committee Report is submitted by the members of the Fiscal 2005 Audit Committee.

Joseph J. Penbera (Chairman)
Dale D. Achabal
James L. Czech
O. James Woodward III

Compensation Committee Report

The following report and the performance graph on page 24 do not constitute soliciting materials and are not considered filed or incorporated by reference into any filing by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, unless we specifically state otherwise.

The Compensation Committee of Gottschalks Inc. (the "Compensation Committee") is composed of four directors meeting the independence requirements of the New York Stock Exchange, all of which are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee operates under a written charter adopted by the Board of Directors. The written charter was adopted during 2003. The current members of the Compensation Committee are O. James Woodward III (Chairman), Joseph J. Penbera, Frederick R. Ruiz and Philip S. Schlein.

The Compensation Committee is authorized to fix the compensation of executive officers of the Company, to establish and administer the annual incentive plan or plans applicable to executive officers of the Company, including, without limitation, to administer the equity incentive plans of the Company as may from time to time be acquired or adopted, including, without limitation, the 2005 Stock Option Plan. To that end, the Compensation Committee met and exercised all the powers and authority of the Board of Directors to the extent permitted under Section 141 of the Delaware General Corporation Law.

Compensation Program

The Company's executive compensation program consists primarily of three components: (1) a base salary that is designed to attract and retain qualified employees for the Company; (2) annual incentives which are tied to the performance of the Company; and (3) stock options.

Base Salary. The base salary of the Chief Executive Officer was originally determined by the Compensation Committee based on factors such as scope of responsibility, current performance and the overall financial performance of the Company. In making such determination, the Compensation Committee also considered salary ranges of chief executive officers of certain competitors of the Company. The annual base salary paid to Mr. James Famalette, as President and Chief Executive Officer for fiscal 2005, was $560,000. This amount was paid pursuant to Mr. Famalette's employment contract (See "Employment and Severance Agreements - Employment Agreement"). The Chief Executive Officer, in turn, recommends an original annual base salary for the senior executive officers of the Company based on factors such as the scope of responsibility and base salary ranges of similarly positioned executives of the Company. Annual adjustments to such base salaries are determined based on factors including, but not limited to, the executive's individual performance, the performance of areas within the executive's scope of responsibility and the overall performance of the Company. The Compensation Committee reviews the Chief Executive Officer's recommendations for such officers' annual base salary levels and makes the final determination of such levels based on the factors referred to above and such other factors as it may consider relevant in the circumstances.

Annual Incentives. The Company's bonus program currently in effect ("Bonus Program") offers the Chief Executive Officer and key executives of the Company a bonus opportunity linked to Company performance. Under the Bonus Program, the Board of Directors establishes a goal at the beginning of each fiscal year to achieve a targeted earnings per share ("EPS") amount. If the Company achieves the EPS goal for the year, the Chief Executive Officer may be paid a bonus in the following fiscal year of up to 50% of his base salary, and key executives may be paid a bonus in the following fiscal year ranging from 10% to 50% of their respective base salaries. With respect to the bonus awarded to the Chief Executive Officer, the Compensation Committee determines the actual bonus amounts within these ranges based on the guidelines described below and based on its analysis of the Company's actual performance and each individual's performance. The Chief Executive Officer, in turn, recommends bonus amounts for the senior executive officers of the Company. Generally, 75% of the potential bonus is based solely on the Company's performance and 25% of the potential bonus is based on the key executive's performance measured against the key executive's goals. Bonuses are generally not paid if the Company does not achieve its EPS goal for the applicable year.

Stock Options. Stock options are granted to the senior executive officers and other employees of the Company at the discretion of the Compensation Committee. The Compensation Committee believes the grant of stock options reinforces the importance of improving stockholder value over the long term, and encourages and facilitates executive and key employee stock ownership of the Company. The determination to grant options is also based on factors such as the current number of unexercised options held by the senior executive officers and employees, the expiration dates of those options and the current financial performance of the Company. Option grants for the Chief Executive Officer are determined by the Compensation Committee. Option grants for the senior executives and other employees of the Company are recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. In fiscal 2005, an aggregate of 55,000 options were granted to Messrs. Famalette, Gladding, Ambro and Schmidt under the 2005 Stock Option Plan at an exercise price of $10.48 per share. In fiscal 2005, a total of 190,000 options were also granted to 132 other officers and key employees of the Company under the 2005 Stock Option Plan at an exercise price of $10.48 per share. The exercise price for these grants was the closing market price of the Company's common stock on the date of the grant. Such options vest at a rate of 25% per year beginning on the first anniversary after the date of the grant and expire in ten years.

Other. Compensation for other officers and managers of the Company was paid during fiscal 2005 based upon an evaluation of such individuals' performance, responsibilities and the level of compensation of similarly positioned managers at the Company and its competitors. Bonuses in the aggregate amount of $289,385 were paid to 71 store managers, merchandising and operations personnel of the Company during fiscal 2005 based primarily upon the fiscal 2004 performance of the particular individual's unit, department, division or store.

Compensation Committee Interlocks And Insider Participation. No member of the current Compensation Committee is a former or current officer or employee of the Company or its subsidiary, or is employed by a company whose board of directors includes a member of management of the Company.

This Compensation Committee Report is submitted by the members of the Fiscal 2005 Compensation Committee.

O. James Woodward III, Chairman
Joseph J. Penbera
Frederick R. Ruiz
Philip S. Schlein

Governance/Nominating Committee Report

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any filing by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, unless we specifically state otherwise.

The Governance/Nominating Committee of Gottschalks Inc. is responsible for taking a leadership role in formalizing and revising the Company's corporate governance policies and practices, including recommending to the Company's Board of Directors corporate governance guidelines applicable to the Company and for monitoring the Company's compliance with the policies and the Corporate Governance Guidelines. In addition, the Committee reviews and assesses the adequacy of the Company's Code of Conduct and Ethics and other internal policies and guidelines.

The Committee is responsible for identifying individuals qualified to become members of the Company's Board; for recommending director nominees to the Board for the next annual meeting of stockholders; for providing the Board an annual review of the Boards performance; and for recommending director candidates to the Board for the Board's consideration and appointment to each of the Board's Committees.

The Governance/Nominating Committee conducts an annual review of the Board's performance, in accordance with guidelines recommended by the Committee and approved by the Board. This review includes an overview of the talent base of the Board as a whole as well as an individual assessment of each Director's skills, areas of expertise, qualification as "independent" under the New York Stock Exchange listing standards and any other applicable laws, rules and regulations, consideration of any changes in a Director's responsibilities that any have occurred since the Director was first elected to the Board, and such other factors as may be determined by the Committee to be appropriate for review. The results of the Committee's review of Board performance are summarized and presented to the Board.

In 2005, the Governance/Nominating Committee met four times to assess the Company's compliance with corporate governance requirements and guidelines. Additionally, the Independent Directors, all of whom meet the criteria for independence prescribed by the New York Stock Exchange, met 4 times without the CEO present. The Chairman of the Governance/Nominating Committee presides over the meeting and establishes the agenda.

The Committee has promoted independent Board member education via seminars and conferences, to further develop the knowledge base and expertise needed to fulfill effective governance overview, and several Board members have participated in such programs in 2005. The Company includes on its website, www.gottschalks.com, all committee charters, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

The Governance/Nominating Committee identified Mr. Phillip Schlein in 2005 to replace Mr. Max Gutmann who retired from the Board effective May 1, 2005.

This Governance/Nominating Committee Report is submitted by the members of the Fiscal 2005 Governance/Nominating Committee.

James L. Czech, Chairman
Dale D. Achabal
Frederick R. Ruiz
Philip S. Schlein

EXECUTIVE OFFICERS

Executive Officer Biographies

The following table lists the executive officers of the Company:

Name	Age(1)	Position
James R. Famalette(2)	53	President and Chief Executive Officer and Director
Joe Levy(2)	74	Chairman
Gary L. Gladding	65	Executive Vice President and General Merchandise Manager
J. Gregory Ambro	53	Senior Vice President/Chief Administrative and Financial Officer
Michael J. Schmidt	64	Senior Vice President and Director of Stores

(1) As of April 29, 2006.

(2) Information with respect to Joe Levy and James R. Famalette is included in the "Election of Directors - Nominee Biographies" portion of this proxy statement.

Gary L. Gladding has been Executive Vice President of the Company since 1987, and joined the Company's predecessor as Vice President/General Merchandise Manager in 1983. From 1980 to 1983, he was Vice President and General Merchandise Manager for Lazarus Department Stores, a division of Federated Department Stores, Inc., and he previously held merchandising manager positions with the May Department Stores Co.

J. Gregory Ambro became Senior Vice President/Chief Administrative and Financial Officer of the Company on November 20, 2003. Prior to joining Gottschalks, Mr. Ambro served for three years as Senior Vice President and Chief Financial Officer of Bradlees, a regional discount department store in the Northeast. From 1995 to 2000 he served as Chief Financial Officer of Marshalls, an off-price retailer, Streamline, a grocery and consumer products retailer and Harris Teeter, an upscale supermarket chain in the Southeast. From 1978 to 1994, Mr. Ambro served in a variety of financial positions for Marshalls and the May Department Stores Co.

Michael J. Schmidt became Senior Vice President/Director of Stores of the Company's predecessor in 1985. Prior to joining the Company's predecessor in 1983, he held management positions with Liberty House, Allied Corporation and R.H. Macy & Co., Inc.

Compensation of Executive Officers

Summary Compensation. The materials set forth below contain information on certain cash and non-cash compensation provided to the Company's Chief Executive Officer and the four other executive officers of the Company who were the most highly compensated executive officers for fiscal year 2005 (the "Named Officers").

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards (1)
Name and Principal Position	Fiscal Year	Base Salary ($) (2)	Bonus ($) (3)	Other Annual Compensation ($) (4)	Securities Underlying Options (#) (5)	All Other Compensation ($) (6)

James R. Famalette President, Chief Executive Officer and Director	2005 2004 2003	560,000 548,462 531,002	50,000 0 0	0 0 0	20,000 20,000 20,000	5,725 6,350 6,637
Joe Levy Chairman	2005 2004 2003	175,000 175,000 175,000	0 0 0	0 0 0	0 0 0	5,493 5,647 5,570
Gary L. Gladding Executive Vice President and General Merchandise Manager	2005 2004 2003	330,000 330,000 326,994	15,000 0 0	0 0 56,215	10,000 10,000 10,000	5,375 6,350 6,638
J. Gregory Ambro (7) Senior Vice President and Chief Administrative and Financial Officer	2005 2004 2003	325,110 304,340 54,281	30,000 0 0	0 0 0	15,000 10,000 30,000	6,600 300 0
Michael J. Schmidt Senior Vice President and Director of Stores	2005 2004 2003	276,154 262,308 249,356	13,500 10,000 0	0 0 0	10,000 10,000 10,000	6,519 6,350 6,257

(1) The Company did not make any payments or awards that would be classified under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the table by the applicable Securities and Exchange Commission disclosure rules.

(2) Includes compensation earned but deferred pursuant to the Gottschalks Inc. Retirement Savings Plan and a cafeteria plan established pursuant to Internal Revenue Code Section 125.

(3) The bonus amounts paid in fiscal 2005 were paid under the Bonus Program. No bonus amounts were paid in fiscal 2003 and 2004 under the Bonus Program related to achievement of EPS goals. A discretionary amount was awarded to Mr. Schmidt related to other operational achievements.

(4) The amounts included in this column for each of the Named Officers do not include the value of certain perquisites which in aggregate did not exceed the lesser of $50,000 or 10% of the Named Officer's aggregate salary and bonus compensation for fiscal 2003, 2004 or 2005, as applicable. Amount for Mr. Gladding represents distribution of amounts held in a deferred compensation plan.

(5) Fiscal 2005 represents shares of stock underlying options granted under the Company's 2005 Stock Option Plan. Fiscal 2003 and 2004 represents shares of stock underlying options granted under the Company's 1998 Stock Option Plan. There were no individual grants of options in tandem with SARS or freestanding SARS made during fiscal years 2003, 2004 or 2005 to the Named Officers.

(6) Represents contributions made by the Company on behalf of the Named Officers to the Gottschalks Inc. 401(k) Plan and amounts paid for term life insurance premiums.

(7) Mr. Ambro became Senior Vice President and Chief Administrative and Financial Officer on November 20, 2003.

Stock Option Grants. Shown below is information with respect to grants of stock options to the Named Officers during the last fiscal year under the 2005 Stock Option Plan. In addition to options granted to the Named Officers below, in fiscal 2005 a total of 190,000 options were granted to 132 other officers and key employees of the Company under the 2005 Stock Option Plan.

Option Grants in Fiscal Year 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share) (2)	Expiration Date	5%	10%
James R. Famalette	20,000	8.2%	10.48	5/27/2015	131,800	334,000
Joe Levy (3) Gary L. Gladding J. Gregory Ambro Michael J. Schmidt	0 10,000 15,000 10,000	N/A 4.1% 6.1% 4.1%	N/A 10.48 10.48 10.48	N/A 5/27/2015 5/27/2015 5/27/2015	N/A 65,900 98,900 65,900	N/A 167,000 250,500 167,000

(1) These options first become exercisable on the first anniversary of the grant date, with 25% of the underlying shares becoming exercisable at that time and an additional 25% of the option shares becoming exercisable on each successive anniversary date through the fourth anniversary date.

(2) Represents the fair market value of the Company's common stock based on its closing price on the New York Stock Exchange as of the date of the grant of the options.

(3) No options were granted to Mr. Joe Levy in fiscal 2005. When options are granted to Mr. Levy, such options are granted at 110% of fair market value as determined in the manner described above.

Stock Option Exercises. Shown below is information with respect to the exercise of stock options during the last fiscal year by the Named Officers and the value of unexercised options held by each of them as of the end of the last fiscal year.

Aggregate Option Exercises in Fiscal Year 2005 and
Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End (1) Exercisable/ Unexercisable ($)
James R. Famalette	0	0	295,000/30,000	1,188,250/79,700
Joe Levy	0	0	80,000/0	164,150/0
Gary L. Gladding	0	0	64,000/15,000	306,790/39,850
J. Gregory Ambro Michael J. Schmidt	0 0	0 0	23,750/31,250 64,000/15,000	107,500/107,500 306,790/39,850

(1) The exercise price of the options range from $1.13 to $10.48 per share. The closing price of the Company's common stock on the New York Stock Exchange as of January 28, 2006 was $9.71 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company currently maintains the 2005 Stock Option Plan (the "2005 Plan"). The Company also maintains the 1998 Stock Option Plan (the "1998 Plan"), and the 1994 Stock Option Plan (the "1994 Plan") which expired pursuant to its terms on July 28, 2004. The 2005 Plan, 1998 Plan and the 1994 Plan were approved by the Company's stockholders. The following table provides information as of January 28, 2006 about the number of shares of the Company's common stock that may be issued upon the exercise of options, the weighted-average exercise price of the outstanding options and the number of shares remaining available for future award grants.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,400,475(1)	6.19	1,440,000(2)
Equity compensation plans not approved by security holders	0	N/A	N/A
Total	1,400,475	6.19	1,440,000

(1) Represents 60,000 shares subject to outstanding options under the 2005 Plan, 1,296,975 shares subject to outstanding options under the 1998 Plan and 43,500 shares subject to outstanding options under the 1994 Plan.

(2) Represents shares available for future option grants under the 2005 Plan. No new option grants will be made under the 1998 Plan.

Employment and Severance Agreements

Employment Agreement. The Company has an employment agreement with James R. Famalette as the Company's President and Chief Executive Officer. The term of the agreement automatically renews annually each July 1 for successive one-year terms unless terminated by either party upon written notice. The agreement provides that Mr. Famalette will be a member of the Board of Directors during his term of employment. The agreement, as amended, further provides for the payment of an annual base salary of at least $560,000, and for the payment of an annual bonus under the Company's Bonus Program, under which Mr. Famalette has the ability to earn an annual bonus of up to 50% of Base Salary if specific goals and objectives adopted by the Board are achieved. Mr. Famalette also receives a car allowance and receives other benefits typically offered to all employees of the Company. The compensation payable pursuant to the agreement will be terminated if Mr. Famalette terminates his employment with the Company through retirement, disability or death, if Mr. Famalette is terminated for cause (as defined) or the Company sells all or part of its business and Mr. Famalette is able to continue his employment with the buyer at or above his then base salary. With the exception of the employment agreement with Mr. Famalette, the Company has no employment agreements with any of the other Named Officers, including the Company's Chairman.

In light of the Company's reduced operating results for fiscal years 2001 and 2002, Mr. Famalette took voluntary reductions in his annual base salary of $30,000 from the period of March 1, 2002 through June 26, 2004. In addition, based on the Company's fiscal 2001 and fiscal 2002 operating results, Mr. Famalette was not paid any bonus under the Bonus Program in fiscal 2003 and 2004.

Severance Agreements. The Company has Severance Agreements with each of the Named Officers, including the Company's Chief Executive Officer. Such agreements provide for the continuing payment of the officer's base salary for a period of twelve months, except for Messrs. Levy and Famalette, whose severance benefits will be payable for a period of twenty-four months, and in the case of Mr. Famalette, less the period remaining under his employment agreement. The agreements also provide for continuing coverage in the Company's group medical plan at the Company's expense for one year in the event the officer is terminated by written notice by the Company other than for cause (as defined). The agreements require the officer to continue to report to work and perform the duties of his or her employment until the date set forth as the officer's date of termination in order to receive such continuing payments. The officer is not entitled to receive a severance benefit under certain conditions including: (i) the termination of employment occurs by other than written notice of termination by the Company; (ii) if the Company sells all or part of its business and the officer has the opportunity to continue his or her employment with the buyer at or above the officer's base rate of pay; and (iii) the termination of employment for cause (as defined). In the event of a change in control, the severance benefits are extended to a period of twenty-four months in the case of Messrs. Levy and Famalette, and to a period of eighteen months in the case of Messrs. Gladding, Ambro, and Schmidt.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

On April 29, 2006, there were 13,383,524 shares of Company common stock outstanding. The following table shows the number of shares of common stock beneficially owned, as of April 29, 2006, by the following:

  each person who we know beneficially owns more than 5% of the common stock;

  each director;

  each Named Officer; and

  the directors and executive officers as a group.

		Amount and Nature of Beneficial Ownership(1)
Name and Address Of Beneficial Owner 5% or Greater Stockholders:	Present Position With the Company	Shares of Common Stock (#)(2)	Options Exercisable Within 60 days(#)(3)	Total as Percent of Class(4)
The Harris Company P.O. Box 20 Redlands, CA 92373	N/A	2,095,900 (5)	0	15.0%
Joe Levy P.O. Box 28920 Fresno, CA 93729	Chairman	1,210,720 (6)(7)	80,000	9.2%
Pequot Capital Management, Inc. 500 Nyala Farm Road, Westport, CT. 06880	N/A	1,087,900 (8)	0	7.8%
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	N/A	771,700 (9)	0	5.5%
Cramer Rosenthal McGlynn, LLC 520 Madison Avenue New York, NY 10022	N/A	754,400 (10)	0	5.4%
Directors and Named Officers:
James R. Famalette	President, Chief Executive Officer and Director	84,760	295,000	2.7%
Joseph J. Penbera	Director	2,000	10,000	*
Sharon Levy	Director	0 (7)	0 (7)	*

Frederick R. Ruiz	Director	18,350	17,500	*
O. James Woodward III	Director	10,000	10,500	*
Thomas L. McPeters	Director	0	0	*
Jorge Pont Sánchez	Director	0	0	*
James L. Czech	Director	5,000	9,500	*
Dale D. Achabal	Director	0	4,500	*
Philip S. Schlein	Director	0	1,250	*
Gary L. Gladding	Executive Vice President and General Merchandise Manager	22,478	64,000	*
J. Gregory Ambro	Senior Vice President, Chief Administrative and Financial Officer	650	23,750	*
Michael J. Schmidt	Senior Vice President and Director of Stores	17,964	64,000	*
Directors and Executive Officers as a Group (14 Persons)	N/A	1,371,922	580,000	14.0%

_________________________

* Holdings represent less than 1% of all common shares outstanding.

(1) Unless otherwise indicated, (i) beneficial ownership is direct and (ii) the person indicated has sole voting and investment power over the shares of common stock indicated.

(2) Includes shares of common stock held in the Gottschalks Inc. 401(k) Plan and owned pursuant to the 1998 Employee Stock Purchase Plan, as follows: Joe Levy (31,635 shares); James R. Famalette (63,260 shares); Gary L. Gladding (22,478 shares), J. Gregory Ambro(650 shares) and Michael J. Schmidt (17,964 shares).

(3) Shares that may be acquired pursuant to options exercisable within 60 days of April 29, 2006.

(4) Assumes that only those options of the particular person or group listed that are exercisable within 60 days of April 29, 2006 have been exercised and no others.

(5) The information with respect to Harris was reported on a Schedule 13D filed by Mr. Joe Levy, Mr. Bret Levy, El Corte Ingles and Harris with the SEC on August 28, 1998 (subsequently amended on February 22, 2002, May 29, 2002, August 29, 2002, January 10, 2003 and January 7, 2005), copies of which were received by the Company and relied upon in making this disclosure. Since August 28, 1998, Harris has indicated it exercises sole voting power and sole dispositive power with respect to 2,095,900 shares.

(6) Includes 592,550 shares in which Joe Levy has a pecuniary interest as trustee of the Levy Trust Account which was created in December 2000 upon the division of the Gertrude H. Klein Trust. Does not include the aggregate of shares held by Joseph Levy's adult children, Jody Levy-Schlesinger, Felicia Levy-Weston and Bret Levy and their spouses and children, over which shares Joe Levy disclaims beneficial ownership.

(7) Sharon Levy shares beneficial ownership of the shares attributed to Joe Levy, her husband, as community property.

(8) The information with respect to Pequot Capital Management, Inc. was reported on a Schedule 13G filed by Pequot Capital Management, Inc. with the SEC on February 14, 2006, a copy of which was received by the Company and relied upon in making this disclosure. Pequot Capital Management, Inc. exercised, as of February 14, 2006, sole voting power and sole dispositive power with respect to 1,087,900 shares.

(9) The information with respect to Dimensional Fund Advisors Inc. was reported on a Schedule 13G/A filed by Dimensional Fund Advisors Inc. with the SEC on February 6, 2006, a copy of which was received by the Company and relied upon in making this disclosure. Dimensional Fund Advisors Inc. exercised, as of February 6, 2006, sole voting power and sole dispositive power with respect to 771,700 shares.

(10) The information with respect to Cramer Rosenthal McGlynn, LLC was reported on a Schedule 13G filed by Cramer Rosenthal McGlynn, LLC with the SEC on February 14, 2006, a copy of which was received by the Company and relied upon in making this disclosure. Cramer Rosenthal McGlynn, LLC exercised, as of February 14, 2006, sole voting power with respect to 702,900 shares and sole dispositive power with respect to 721,900 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers, as well as persons owning more than 10% of the Company's outstanding shares of stock, must file reports with the Securities and Exchange Commission indicating the number of shares of the Company's common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based solely on our review of these reports and written representations from our directors and officers, we believe each of our directors and executive officers, as well as each of the persons owning more than 10% of our outstanding shares of stock, filed all the required reports during fiscal year 2005.

Certain Relationships and Related Transactions

The Company is indebted to Harris, a stockholder owning more than 5% of the Company's common stock. As described under the heading "Agreements With Nominees," on August 20, 1998 the Company acquired substantially all of the assets and business of Harris. As consideration for the purchase, the Company issued to Harris 2,095,900 shares of common stock and an 8% Non-Negotiable Extendable Subordinated Note and assumed certain other liabilities. On December 7, 2004, a new Subordinated Note due May 30, 2009 superseded the original note. The new Subordinated Note bears interest at a fixed rate of 8% payable semi annually and provides for principal payments of up to $8.0 million prior to its maturity, subject to certain restrictions. Mr. Pont Sánchez and Mr. McPeters are directors of the Company and are also directors and/or executive officers of Harris. Mr. Pont Sánchez is the President and Chief Executive Officer of Harris and is the International Division Director of El Corte Ingles. Mr. McPeters is the Chief Financial Officer of Harris.

STOCK PRICE PERFORMANCE

The graph below compares the cumulative total return of the Company's common stock with the cumulative total return of (i) the S&P Small Cap 600 Index and (ii) the S&P Department Store Index. Except as described, the comparison covers the five-year period from close of market on the last trading day prior to the beginning of the 2001 fiscal year to the last day of the Company's 2005 fiscal year and assumes that $100 was invested at the beginning of the period in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

The past stock price performance for the Company's common stock is not necessarily indicative of future price performance.

* Assumes $100 is invested on January 28, 2001 in the Company's common stock, the S&P Small Cap 600 Index, and the S&P Department Stores Index. The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year.

OTHER INFORMATION

Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2006. Representatives of Deloitte & Touche LLP are expected to be present at the 2006 annual meeting and will be available to answer appropriate questions and to make any statement they may desire. While it is presently anticipated that Deloitte & Touche LLP will continue to serve as the Company's independent registered public accounting firm during fiscal 2006, and in that capacity will report on the Company's fiscal 2006 annual consolidated financial statements, the Audit Committee reserves the right to select a different independent registered public accounting firm at any time.

Audit Fees.

The following table shows the fees billed by Deloitte & Touche LLP for the past two fiscal years for audit and other related fees:

	2005		2004
Audit Fees	$1,052,118	(1)	$ 419,955	(1)
Audit Related Fees	-		-
Tax Fees	116,810	(2)	104,660	(2)
All Other Fees	-		17,020	(3)
	$1,168,928		$ 541,635

(1) Includes the audit of the Company's consolidated financial statements and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q. Also includes advice on matters that arose during or as a result of the annual audit or reviews of interim financial statements.

(2) Includes fees for tax services, including review and preparation of the Company's tax returns and advice on tax compliance and planning.

(3) Includes consulting and planning for unclaimed property reporting and training on the use of certain analytical tools.

The Company's Board of Directors has adopted a pre-approval policy which requires the Audit Committee to pre-approve all audit and permitted non-audit services to be rendered by the Company's auditors. During 2005, the Audit Committee approved all audit and non-audit services. Our Audit Committee has determined that the rendering of other non-audit services by Deloitte & Touche LLP was compatible with maintaining their auditor independence.

Future Stockholder Proposals and Nominations

If you want to include a stockholder proposal in the proxy statement for the 2007 Annual Stockholders' Meeting, or intend to present a proposal at that Meeting, you must deliver a notice to the Company's Secretary at the Company's principal office located at 7 River Park Place East, Fresno, California 93720 no later than the close of business on January 26, 2007 and otherwise comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. If we do not receive notice by that date, no discussion of your proposal is required to be included in our 2007 proxy statement.

If you intend to present any other proposal at that Meeting, you must follow the procedures set forth in the Company's bylaws. You must deliver a notice to the Company's Secretary at the Company's principal executive offices no earlier than February 28, 2007 and no later than the close of business on March 30, 2007. If we do not receive notice during that period, your proposal will not have been timely and properly brought before the meeting and may not be considered there.

Stockholders can also nominate persons to be directors. If you want to nominate a person, you must follow the procedures set forth in the Company's bylaws. You must deliver a notice to the Company's Secretary at the Company's principal executive offices no earlier than February 23, 2007 and no later than the close of business on March 23, 2007. That notice must contain the information required by the bylaws about you and your nominees. Unless you have complied with these bylaw provisions, your nominee will not be accepted and cannot be voted on by the stockholders.

Other Matters

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

You can obtain a copy of the Company's Annual Report on Form 10-K for the year ended January 28, 2006 at no charge by writing to the Company at 7 River Park Place East, Fresno, California 93720, Attention: J. Gregory Ambro, Senior Vice President Chief Administrative and Financial Officer. In addition, the Company's 2005 Annual Report on Form 10-K can be obtained from the Investor Relations section of the Company's website, http://www.gottschalks.com.

Stockholders may, at any time, communicate in writing with any particular director, or the independent directors as a group, by sending such written communication to the Company at 7 River Park Place East, Fresno, California 93720, Attention: Office of the Internal Audit. Copies of written communications received at such address will be provided to the relevant director or the independent directors as a group unless such communications are considered, in the reasonable judgment of the Internal Audit, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate to the Company's business or communications that relate to improper or irrelevant topics.

By order of the Board of Directors,

Joe Levy
Chairman
May 26, 2006

8017 Gottschalks 5/9/06 4:22 PM Page 1

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES ON PROPOSAL 1.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

1. Election of Directors. FOR ☐ WITHHELD FOR ALL ☐

Nominees:
(01) Joe Levy
(02) James R. Famalette
(03) Joseph J. Penbera
(04) Sharon Levy
(05) O. James Woodward III
(06) Frederick R. Ruiz
(07) James L. Czech
(08) Jorge Pont Sánchez
(09) Dale D. Achabal
(10) Thomas H. McPeters
(11) Phillip S. Schlein

WITHHELD FOR: (Write that nominee's name in the space provided below.)

____

I PLAN TO ATTEND MEETING ☐

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOTTSCHALKS INC.

Signature ________________ Signature ________________ Date ________, 2006

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME IS PRINTED. EACH JOINT TENANT SHOULD SIGN. EXECUTIVES, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE FULL TITLES WHEN SIGNING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

▲ **FOLD AND DETACH HERE** ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/got Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	**OR**	**1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	**OR**	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.gottschalks.com

8017 Gottschalks 5/9/06 4:22 PM Page 2

PROXY

GOTTSCHALKS INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 28, 2006

The undersigned hereby appoints Joe Levy and James L. Czech and each of them, each with full power of substitution, as proxy of the undersigned to attend the Annual Stockholders' Meeting of Gottschalks Inc., to be held on June 28, 2006 at 10:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as follows with respect to the following matters which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated on or about May 26, 2006, receipt of which is hereby acknowledged by the undersigned.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ **FOLD AND DETACH HERE** ▲

You can now access your Gottschalks Inc. *account online.*

Access your Gottschalks Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Gottschalks Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time